UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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EMPIRE STATE BUILDING ASSOCIATES L.L.C.
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On September 6, 2012, Malkin Holdings L.L.C., the supervisor of Empire State Building Associates L.L.C. (the “Registrant”), mailed the following letter to each of the participants in the Registrant.

September 6, 2012

To Participants in Empire State Building Associates L.L.C., 60 East 42nd St. Associates L.L.C., and 250 West 57th St. Associates L.L.C.

Dear Fellow Participants:

We are moving towards the date on which our Form S-4 will be declared effective by the SEC, and we are adding our final, updated disclosures towards our proposed portfolio consolidation and Initial Public Offering (“IPO”). An extremely important update is the announcement of the members of the Board of Directors of Empire State Realty Trust, Inc. (“ESRT”) who will take their positions on the completion of the IPO.

Six independent directors will join our Chairman, President and CEO Anthony E. Malkin on ESRT’s board. ESRT has put together a board comprised of knowledgeable and experienced independent directors to provide active oversight of management on behalf of ESRT shareholders. Each director nominee is highly qualified and brings relevant real estate, investing, finance and/or corporate governance experience that we believe will best position ESRT for success and ensure the company is run for the best interest of ALL shareholders.

The six independent director nominees are:

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William H. Berkman. Mr. Berkman is currently the Managing Partner of Associated Partners, L.P. and Liberty Associated Partners, L.P., both of which are private investment funds which focus on communications infrastructure including towers for wireless services, and has served in these capacities since 2007 and 2001, respectively. Mr. Berkman also serves on the Board of Directors of Associated Partners GP Limited, the general partner of Associated Partners, L.P. He also served as the Chairman of the Board of Directors of CURRENT Group, LLC, a commercial fully-integrated broadband over power line (BPL) communications solutions provider, until 2011. Mr. Berkman held various executive positions at Associated Group, Inc., a public company that owned and operated various communications businesses, from 1994 to 2000, until it was sold to Liberty Media Corporation. Formerly, Mr. Berkman was the co-founder of Teligent, Inc., a wireless broadband company, of which he was a Director until 2000. Mr. Berkman also co-founded Mobilcom, S.A. de C.V., a Mexican wireless operator subsequently sold to Nextel. Mr. Berkman has served on a variety of public company boards, including the Board of Directors of IAC/InterActive Corp. (NASDAQ: IACI), an internet company, for which he served as a director from 2006 until 2008. In addition, Mr. Berkman holds patents for a variety of communications systems and components. Mr. Berkman received a bachelor’s degree from Harvard College. Mr. Berkman was selected to serve as a member of ESRT’s board of directors because of his experience as an investor and operator and as a director of publicly traded companies.

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Alice M. Connell. Ms. Connell is currently Managing Principal for Bay Hollow Associates, LLC, a commercial real estate consulting firm founded in late 2009, whose services are primarily targeted to both institutional investors and private owners. Prior to co-founding Bay Hollow, Ms. Connell was the President and Chief Executive Officer of AM Connell Associates LLC, a commercial real estate advisory firm established in 2007. She held a series of senior positions with TIAA-CREF from 1970 to December 2006, most recently as Managing Director, Head of Portfolio Strategy and Management for both the Commercial Mortgage and Private Equity Real Estate Fund portfolios. Since 2009, Ms. Connell has served as a member of the board of directors of Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), a commercial real estate finance company. Ms. Connell was elected Trustee of the Urban Land Institute (ULI) three times, most recently in May 2009, and serves as a member of its Audit Committee and its Urban Development - Mixed Use Council. Ms. Connell is also the Founder and former Chair of ULI New York’s District Council, and she is currently a board member or member of the advisory committee of several real estate industry organizations, including the International Advisory Board of EuroHypo A.G. since 2004, the Real Estate Advisory Committee of the New York Common Retirement Fund since June 2007, the Investment Committee of QS REP since 2009, and the Advisory Committees of both Parmenter Realty Partners and Park Madison Partners since 2009 and 2008, respectively. In November 2009, Ms. Connell joined the board of directors of RREEF America III as an independent director. From 2004 to 2007, she was a member of the Executive Committee of the Zell-Lurie Real Estate Center of the Wharton School at the University of Pennsylvania. In 2003, she was honored by Women Executives in Real Estate (WX) as their Real Estate Woman of the Year; she also served on WX’s board of directors from 2004 to 2006. Ms. Connell received a bachelor’s degree magna cum laude from St. Bonaventure University and a master’s degree from New York University. Ms. Connell was selected to serve as a member of ESRT’s board of directors because of her experience with, and strong record of success investing in, real estate-related assets.

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Thomas J. DeRosa. Mr. DeRosa is currently a private investor. Previously, he served as the Vice Chairman and Chief Financial Officer of the Rouse Company, a leading owner, operator and developer of commercial real estate and master-planned residential communities, from September 2002 until November 2004 when it was merged with General Growth Properties, Inc. (NYSE: GGP). Prior to joining the Rouse Company, Mr. DeRosa spent over 20 years in investment banking. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank AG (NYSE: DB), including Global Co-Head of the Health Care Investment Banking Group, and at Alex Brown & Sons, including Managing Director of the Real Estate Investment Banking Group. Since 2005, Mr. DeRosa has served as a member of the board of directors of Health Care REIT, Inc. (NYSE: HCN), a real estate investment trust that invests in senior living and health care real estate, and of CBL & Associates Properties, Inc. (NYSE: CBL), a real estate investment trust that invests in mall properties, since 2010. Mr. DeRosa also served as a member of the board of directors of Dover Corporation (NYSE: DOV), a manufacturer and service provider for a broad range of specialized products and components, from 2007 to 2010. Mr. DeRosa is also a member of the Board of Directors of Georgetown University and Value Retail PLC, a U.K.-based owner, operator and developer of luxury outlet shopping villages in Europe. Mr. DeRosa received a bachelor’s degree from Georgetown University and an M.B.A. from Columbia University. Mr. DeRosa was selected to serve as a member of ESRT’s board of directors because of his extensive experience as a director of public NYSE listed companies, including real estate investment trusts.

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Steven J. Gilbert. Mr. Gilbert has over 40 years of experience in private equity investing, investment banking and law, and he has invested in and managed numerous companies during his career. Mr. Gilbert currently serves as Chairman of the Board of Directors of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm, and Director of MBIA, Inc. (NYSE: MBI), a provider of financial guarantee insurance, fixed-income asset management and other specialized financial services, and has served in these capacities since 1998, 2005 and 2011, respectively. He was previously Vice Chairman of Stone Tower Capital, a leading independent investment manager, from 2010 to 2012, and Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Within the past five years, Mr. Gilbert has served as Chairman of the Board of Directors of DURA Automotive Systems, Inc., an independent designer and manufacturer of driver control systems, CPM Holdings, Inc. (HKG:

0906), a manufacturer of process equipment used for oilseed and animal feed production, and True Temper Sports, Inc., a manufacturer of golf shafts and precision sports equipment, and as Director of Olympus Re, a reinsurance company, as well as several privately held companies. Mr. Gilbert is a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, a Trustee of the New York University Langone Medical Center, and a Director of the Lauder Institute at the University of Pennsylvania. Mr. Gilbert received a bachelor’s degree in economics from the Wharton School at the University of Pennsylvania, a law degree from the Harvard Law School, and an M.B.A. from Harvard Business School. Mr. Gilbert was selected to serve as a member of ESRT’s board of directors based on his extensive experience leading companies in the financial services industry and serving as a director of publicly traded companies.

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S. Michael Giliberto. Mr. Giliberto currently consults with investment management firms and has produced the Giliberto-Levy Commercial Mortgage Performance Index, an index that measures the investment performance of institutional-grade commercial mortgage whole loans, since 1993. He previously served as Director of Portfolio Strategy and Senior Portfolio Manager at J.P. Morgan Asset Management from 2002 to 2010, and before that, he served as the head of Real Estate Research at J.P. Morgan Investment Management from 1996 to 2002. Prior to joining J.P. Morgan, Mr. Giliberto worked at Lehman Brothers, Inc. in the Fixed-Income Research department from 1993 to 1996 and at Salomon Brothers Inc. in the Real Estate Research department from 1989 to 1992. Before his career in the financial services industry, Mr. Giliberto was a professor in the Real Estate and Urban Land Economics Department at Southern Methodist University in Dallas, Texas. Mr. Giliberto has authored multiple publications about real estate investment, performance, asset allocation and capital markets, and he has been an Adjunct Professor at Columbia University’s Graduate School of Business since 2008. In the past, he has served on the Real Estate Information Standards Board, and he was a Director of the Pension Real Estate Association, where he served as Treasurer and Chairman and was awarded the 1996 Graaskamp Award for research excellence. Mr. Giliberto received a bachelor’s degree from Harvard College, a masters degree in business economics from the University of Hartford, a Ph.D in finance from the University of Washington, and holds the Counselor of Real Estate designation and is a Fellow of the Royal Institution of Chartered Surveyors. Mr. Giliberto was selected to serve as a member of ESRT’s board of directors based on his extensive experience in real estate investment and finance.

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Lawrence E. Golub. Mr. Golub is currently Chief Executive Officer of Golub Capital, a credit asset manager that he founded in 1994, where he serves on the investment committee for each of the firm’s credit strategies and is responsible for the overall management of the firm. Mr. Golub also serves as Chairman of the Board of Directors of Golub Capital BDC, Inc. (NASDAQ: GBDC), a business development company that makes debt and minority equity investments in middle-market companies, and has served in this capacity since 2009. Mr. Golub previously spent ten years as a principal investor and investment banker, including as a Managing Director of the Risk Merchant Bank at Bankers Trust Company and as a Managing Director of Wasserstein Perella Co., Inc., where he established that firm’s capital markets group and debt restructuring practice. Prior to those positions, he served as an officer of Allen & Company Incorporated, where he engaged in principal investing, mergers and acquisitions advisory engagements and corporate finance transactions. Mr. Golub, a former White House Fellow, is active in charitable and civic organizations. He is one of three private members of the Financial Control Board of the State of New York, treasurer of the White House Fellows Foundation, President of the Harvard University J.D./M.B.A. Alumni Association and was a member of the Harvard University Committee on Science and Engineering. He served for over 15 years as a trustee of Montefiore Medical Center, the university hospital of the Albert Einstein Medical School. He was also chairman of Mosholu Preservation Corporation, a developer and manager of low income housing in the Bronx. Mr. Golub received a bachelor’s degree from Harvard College, an M.B.A. from Harvard Business School, where he was selected as a Baker Scholar, and a law degree from Harvard Law School, where he served as an editor of the Harvard Law Review. Mr. Golub was selected to serve as a member of ESRT’s board of directors based on his experience in the financial services industry and as a director of a publicly traded company.

As a publicly traded company, the board will be accountable to shareholders who at subsequent annual meetings will be able to vote on board members and other corporate matters. The biographical information about each of the director nominees is also in ESRT’s amended preliminary Form S-4 filing, which is expected to be filed soon, so that it will be available on the SEC’s website at http://www.sec.gov.

ESRT also has in place a strong corporate governance structure. ESRT will not have a staggered board, so each director will be subject to re-election annually. We believe that six out of seven board members are independent under NYSE and SEC standards and four of the directors have prior experience and/or qualifications which permit them to qualify as an “audit committee financial expert” as defined by the SEC.

Running a public company with major assets like ESRT is not a simple proposition. Corporate governance today is extremely complex. ESRT’s director nominees are highly qualified to help us navigate the evolving corporate, governance, and real estate landscapes and represent your interest on ESRT’s board. Importantly, they share our excitement about ESRT’s future.

Other Disclosure

There are material risks and conflicts of interest associated with the consolidation. You should carefully review the sections entitled “Risk Factors” and “Conflicts of Interest” in the preliminary filing of the Form S-4 which has been filed with the SEC. While we believe that the terms of the consolidation are fair and in the best interests of participants, there can never be any guaranty that the consideration you will receive from the consolidation represents the fair market value of your interests.

Please remember, no decision on the consolidation is required now. No proxy solicitation on which a vote can be based will be available until the SEC review process is complete. We remain available to answer your questions within the limitations imposed under the securities laws. Please feel free to contact us with any question.

Sincerely,

MALKIN HOLDINGS LLC

/s/ Peter L. Malkin	/s/ Anthony E. Malkin
Peter L. Malkin	Anthony E. Malkin
Chairman	President

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Each of the three public entities, Empire State Building Associates L.L.C., 60 East 42nd St. Associates L.L.C., and 250 West 57th St. Associates L.L.C. (the “Companies”) and their agents and supervisor, and each officer and director of them or of Empire State Realty Trust, Inc. (the “REIT”) may be deemed to be a participant in the solicitation of consents in connection with the proposed consolidation. The names of such persons and a description of their interests in the Companies and the REIT are set forth, respectively, in each Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the REIT’s Registration Statement on Form S-4, which have been filed with the SEC.

We urge you to review such Registration Statement on Form S-4 and other related documents now filed or to be filed with the SEC, because they contain important information. You can obtain them without charge on the SEC’s website at www.sec.gov.